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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Danielson Holding Corporation Registration Statement on Form S-8 (No. 333-86004) and the Registration Statement dated May 10, 2004 on Form S-8 of Danielson Holding Corporation and to the incorporation by reference therein of our report dated February 20, 2004, except for Note 24 as to which the date is March 10, 2004, with respect to the consolidated financial statements and schedules of Danielson Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP



MetroPark, New Jersey
May 7, 2004